UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2018
PepsiCo, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
PepsiCo, Inc. (“PepsiCo”) held its 2018 Annual Meeting of Shareholders on May 2, 2018. For more information on the following proposals, see PepsiCo’s proxy statement for the 2018 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 16, 2018. Below are the final voting results.

(1) The following 13 persons were elected to serve as directors of PepsiCo:

Nominee	For	Against	Abstain	Broker Non-Votes
Shona L. Brown	1,003,632,149	28,220,725	2,697,791	215,963,994
George W. Buckley	986,790,136	44,049,601	3,710,928	215,963,994
Cesar Conde	1,026,094,856	5,455,510	3,000,299	215,963,994
Ian M. Cook	1,021,035,275	10,567,137	2,948,253	215,963,994
Dina Dublon	996,065,585	35,729,666	2,755,414	215,963,994
Richard W. Fisher	1,026,598,986	5,021,549	2,930,130	215,963,994
William R. Johnson	1,026,988,774	4,646,594	2,915,297	215,963,994
Indra K. Nooyi	985,178,700	38,789,629	10,582,336	215,963,994
David C. Page, MD	1,006,616,673	25,010,193	2,923,799	215,963,994
Robert C. Pohlad	1,021,952,356	8,922,118	3,676,191	215,963,994
Daniel Vasella, MD	967,912,552	56,538,550	10,099,563	215,963,994
Darren Walker	1,024,803,520	5,934,164	3,812,981	215,963,994
Alberto Weisser	1,024,663,994	6,112,894	3,773,777	215,963,994

(2) The shareholders ratified the appointment of KPMG LLP as the independent registered public accounting firm for PepsiCo for fiscal year 2018:

For	1,224,007,684
Against	23,136,125
Abstain	3,370,850

(3) The shareholders approved, on an advisory basis, PepsiCo’s executive compensation:

For	942,903,872
Against	79,545,163
Abstain	12,101,630
Broker Non-Votes	215,963,994

(4) The shareholder proposal regarding special shareowner meeting improvement was defeated:

For	492,392,220
Against	532,219,580
Abstain	9,938,865
Broker Non-Votes	215,963,994

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

Date: May 4, 2018	By:	/s/ Cynthia A. Nastanski
Name: Cynthia A. Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary